UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

YOUNG BROADCASTING INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25042	13-3339681
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

599 Lexington Avenue

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number:  (212) 754-7070

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective December 28, 2007, the Board of Directors of Young Broadcasting Inc. (the “Company”) amended and restated the Company’s Bylaws to allow the Company to issue its securities in uncertificated form.  In addition, on December 28, 2007, the Board of Directors of the Company adopted a resolution permitting the issuance of uncertificated securities. The amendments were made to Article IV of the Bylaws.  The Company’s Bylaws were amended and restated in order to ensure that the Company’s listed securities are eligible for participation in the Direct Registration System. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The foregoing summary description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the amended and restated Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(c)           Exhibits:

Exhibit No.	Description

3.1	Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2007

YOUNG BROADCASTING INC.

By:

   /s/ James A. Morgan

James A. Morgan

Executive Vice President